UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6,  2006

MORNINGSTAR, INC.

(Exact name of registrant as specified in its charter)

Illinois	000-51280	36-3297908
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

	225 West Wacker Drive Chicago, Illinois	60606
	(Address of principal executive offices)	(Zip Code)

(312) 696-6000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.              Regulation FD Disclosure.

The following information is included in this Current Report on Form 8-K as a result of Morningstar, Inc.’s policy regarding public disclosure of corporate information. Answers to additional inquiries, if any, that comply with this policy are scheduled to become available on November 3, 2006.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This current report on Form 8-K contains forward-looking statements.  These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements.  In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terminology.  You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance, or achievements.

Other factors that could materially affect actual results, levels of activity, performance, or achievements can be found in Morningstar’s other filings with the Securities and Exchange Commission, including Morningstar’s Annual Report on Form 10-K for the year ended December 31, 2005.  If any of these risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected.  Any forward-looking statement you read in this current report on Form 8-K reflects our current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to our operations, results of operations, growth strategy, and liquidity.  We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.

Investor Questions and Answers: October 2006

We plan to make written responses available addressing investor questions about our business on the first Friday of every month. The following answers respond to questions received through October 5, 2006. We intend to answer as many questions as time allows, although we will not answer product support questions through this channel. We may wait to respond to a given question until the following month if we need more time to research the answer.

If you would like to submit a question, please send an e-mail to investors@morningstar.com, contact us via fax at 312-696-6009, or write to us at the following address:

Morningstar, Inc.
Investor Relations
225 West Wacker Drive
Chicago, IL 60606

Individual Segment

1.              What percent of your individual revenue comes from print publications?  What is the growth rate in this business?

Excluding acquisitions, print publications made up about 26% of Individual segment revenue in the first half of 2006, compared with 27% in the first half of 2005. We offer about a dozen different print newsletters and books, and the growth rates vary by product. Some of our print publications, such as Morningstar Mutual Funds and Morningstar FundInvestor, have had lower growth rates because they’re at a more mature point in their product life cycles. However, we’ve had strong growth in other areas of our print publications business, such as reprints and newly launched publications like Morningstar DividendInvestor. This segment now includes revenue from several additional publications, such as Stocks, Bonds, Bills, and Inflation, that we incorporated from Ibbotson starting in March of this year. Following our acquisition of Aspect Huntley in July, the Individual segment will also include revenue from two investment newsletters for self-directed investors in Australia, Your Money Weekly and Smaller Companies Guide.

2.              How much lower is the margin in the print publications business versus the individual segment margin?

We don’t report margins by product, but it’s worth pointing out that the operating leverage inherent in our business model allows us to use the same cost base for several different products. Your assumption is correct that margins for print publications are generally lower because they involve printing and delivering a physical product, but we’re able to leverage many of the other costs associated with the print publications, such as our databases and research team. For example, the same analysts who create research for Morningstar Mutual Funds, our bi-monthly newsletter, also write Premium content for Morningstar.com.

3.              What is the growth rate for the online advertising revenue stream?  What is the mix between CPM based [cost per thousand impressions] advertising revenue and CPC/CPA [cost per click/cost per acquisition] based revenue?  How has pricing been in each of these buckets year over year and sequentially?  Are the margins higher or lower than the overall segment margins?

For the first six months of 2006, our U.S. online ad sales revenue increased by about 23% over the same period in 2005. The type of advertising we sell depends on our available inventory, but we primarily sell CPM-based advertising placements on our site. We’ve seen strong demand for ad placements on the top areas of Morningstar.com, and our ad sales rates have been moving in line with demand. Again, we don’t report margins by product.

Advisor Segment

4.              What else is in the Advisor segment outside of Advisor Workstation, Principia, and fees on Managed Portfolios.  How fast is it growing and is it above or below segment margins?

The three product lines you’ve identified are the major ones in the Advisor segment. The segment also includes revenue for our annual Morningstar Investment Conference and the Financial Communications business we acquired with Ibbotson. Both of these areas have had respectable growth rates, but they’re smaller than the three other product areas you mentioned. As mentioned above, we don’t report margins by product.

Institutional Segment

5.              In the institutional segment, how fast is the Licensed Data revenue stream growing?  Is it growing faster or slower than the segment?

Licensed Data is our largest product in the Institutional segment and has remained an important revenue driver over the past several quarters. In full-year 2005, Licensed Data revenue increased by 19.2%, compared with a 22.4% increase in overall Institutional segment revenue. The growth rate in Licensed Data has been slightly lower than the segment total partly because this product is more established, and we’ve already achieved strong penetration in our existing markets.

6.              What is the potential market size for the Licensed Data business?  Is this market size based on the number of end users at your clients’ sites?  If not, what determines the potential market size of this business?

To put the potential market size for Licensed Data in perspective, it’s helpful to look at the size of the economic and financial data market, which had total spending of about $16.4 billion in 2004 based on a report from Veronis Suhler Stevenson. The potential market for our Licensed Data business isn’t really driven by the number of end users; instead, it depends on the number of databases, the number of securities covered in each database, the range of data and analytical tools provided, and the number of international markets for which we provide data. As we continue to expand the range of security types, data points, and international markets, we expect that the potential revenue base for Licensed Data will continue to expand.

7.              What else is in the institutional revenue stream outside of Morningstar Direct, Licensed Data, fees on retirement accounts/advisement accounts?  Is it growing as fast as the overall segment?  Are the margins equal to, above, or below the segment margin?

Our Institutional segment also includes other products and services such as Investment Consulting, which focuses on investment monitoring and asset allocation for funds of funds, including mutual funds and variable annuities; Licensed Tools and Content, a set of online tools and editorial content designed for institutions to use in their Web sites and software; Investment Profiles & Guides, which are designed for institutions to use in communicating investment information to individual investors; Retirement Advice, including the Morningstar Retirement Manager and Advice by Ibbotson platforms; the Morningstar Research Annuity Center (formerly VARDS Online); Encorr, an asset allocation software package that we acquired with Ibbotson; and our index business. In August, we acquired Investor Force’s separate account and hedge fund database division, which is now part of our Institutional segment.

Of these areas, Investment Consulting, Retirement Advice, Licensed Tools and Content, and Investment Profiles & Guides have had the largest revenue streams. Our Investment Consulting business has had the highest growth rate of these products as we’ve continued to expand our work with existing clients and add new clients. Licensed Tools and Content and Investment Profiles & Guides have generally had positive growth rates, but have been growing at a slower rate than the Institutional segment overall. Following our acquisition of Ibbotson Associates, our revenue base in Retirement Advice, which includes both online advice and managed retirement accounts, has increased in 2006 because of the newly incorporated revenue. Again, we don’t report margins for specific products.

 Independent Equity Research

8.              Morningstar has contracts with some of the investment banks to provide independent research as stipulated by the Global Analyst Research Settlement. The answers in the 8-Ks indicate that these contracts expire in the summer of 2009. Are the banks required to continue offering research from independent entities after that time period, or can they drop independent research altogether? If they are not required to continue offering independent research after summer 2009, is there any advantage to the investment banks in offering that research? I assume it is largely a cost that they would rather not incur if not required to do so. If it is not required and the likelihood low that the banks would continue paying for independent research, I would assume at some point Morningstar would need to disclose this revenue as it would be material. Thanks.

The investment banks participating in the Global Analyst Research Settlement are not required to continue providing independent research to their clients following the expiration of the settlement term in July 2009. After the settlement period ends, it will be up to each firm to decide if it wants to continue receiving independent equity research. We hope to retain a portion of this business but we can’t predict at this point how much that will be.

We’ve previously stated that the independent equity research we’re providing to six investment banks to meet the terms of the settlement accounted for a significant portion of our consolidated revenue and Individual segment revenue in 2005. As a general practice, we disclose the annual revenue for our five largest products, which in full-year 2005 were Licensed Data, Advisor Workstation, Principia, Morningstar.com, and Investment Consulting. These products generated annual revenue amounts ranging from $32.4 million for Licensed Data to $21.9 million for Investment Consulting in 2005. Because our equity research isn’t part of that group, we haven’t disclosed a specific dollar amount for revenue related to the settlement. However, we continue to monitor the disclosure we’re providing about all aspects of our business and will disclose a more specific revenue amount if we determine it’s appropriate.

Ibbotson Associates

9.              Can you please explain how Ibbotson’s revenues are recognized and the variability in their revenue stream? There appears to be a lot of volatility in their earnings. 2Q06 seemed especially low at $6.8 mm for the quarter. This is relative to the $37mm they generated for the FYE 06/05 ($9.25 mm per quarter), and $4.4 million for 1 month in 1Q06 ($13.2mm normalized per quarter).  What explains this variability?

We completed our acquisition of Ibbotson in March 2006, so Ibbotson now follows Morningstar’s revenue recognition policies. We recognize revenue from Investment Consulting, Retirement Advice, and other non-subscription products and services over the service obligation period defined by the terms of the contract or, when applicable, when the product or service is delivered. Because most of our contracts involve ongoing monitoring and allocation services, we typically recognize revenue over the service period defined in the contract. We recognize revenue from subscription sales, including CD-ROM software and other subscription software products, as these subscriptions are fulfilled over the term of the subscription. For one-time sales, such as books, we recognize revenue when the product or service is delivered.

Part of the variation in Ibbotson’s quarterly revenue reflects seasonality in certain products and services. For example, the Stocks, Bonds, Bills, and Inflation Yearbook is an annual publication published every March. Because of this annual publication cycle, the bulk of the revenue for this product has typically been recognized in the first quarter. Ibbotson’s Financial Communications business, which is now part of our Advisor segment, has also been relatively seasonal, with the majority of sales completed in the first quarter.

Asset Management

10.       Can you describe the sales process around increasing your fee-based business?  Who are the decision makers in the increasing your fund of fund businesses, where are they marketed?  From an expense perspective, do you employ portfolio managers to manage this business or is it part of the work done by your analysts?

Our fee-based business focuses on three primary areas: Morningstar Managed Portfolios, Investment Consulting, and managed retirement accounts.

For Morningstar Managed Portfolios, which is offered through our Morningstar Investment Services subsidiary, we employ a team of wholesalers who promote the portfolios to registered investment advisors. The portfolios are only offered to financial advisors, who use the portfolios on behalf of their clients so they can spend more time on financial planning and business development. The financial advisors are therefore the key decision-makers in deciding to offer our Managed Portfolios program to their clients. We have a small team of portfolio managers for this business that is separate from the fund analysts who produce research for Morningstar.com and other products in our Individual segment.

For our Investment Consulting services, which we offer through our Morningstar Associates and Ibbotson Associates subsidiaries, we use a traditional sales and marketing process that involves dedicated sales representatives as well as a team of strategic account managers who handle multiple products and services for larger accounts. Our consulting services focus on investment monitoring and asset allocation for funds of funds, including mutual funds and variable annuities, so our clients in this area are primarily financial institutions. The key decision makers for our consulting business tend to be higher-level executives at asset management firms or other organizations. We have a team of analysts and investment consultants focusing on this business; again, this team is separate from our core fund analyst staff.

For managed retirement accounts, which we offer through Morningstar Associates and Ibbotson Associates, we also employ a sales team that promotes these services primarily to retirement plan providers—typically third-party asset management companies or companies that offer administrative services. For our managed retirement accounts, we have a team of portfolio consultants responsible for overseeing retirement plan allocations for plan participants.  This process includes setting target asset allocations, selecting appropriate investments within the plan, and allocating assets to specific funds. These portfolio consultants are also separate from our fund analyst staff.

11.       Can you provide more details on how your investment management business is structured?  How are these programs operated and what are the fees associated with the management of this business?

For Morningstar Managed Portfolios, Morningstar Investment Services receives an advisory fee for management of the client portfolio, and the financial advisory firm may also assess a fee for providing to the client various advisory services related to the Morningstar Managed Portfolios program. We charge the client an asset-based fee, calculated as a percentage of client assets under management. The specific fees vary depending on the services provided. Like other management fees in the industry, it is deducted from shareholder portfolios before calculating net total returns to shareholders. Some funds in the Managed Portfolios program may remit a portion of their shareholder service fees to the back-office service provider used by Morningstar Investment Services for providing recordkeeping and sub-transfer agency services to the funds, which reduces the fees we pay to the back-office service provider.

In our Investment Consulting business, we focus on investment monitoring and asset allocation for funds of funds, including mutual funds and variable annuities. In most cases we serve as either a subadvisor or as a consultant to the advisor. Our portion of the fund’s management fee is part of the overall advisory fee set by the fund’s advisor and approved by the fund’s board. We receive consulting fees that are calculated based on assets under management.

For the managed retirement accounts offered through our Morningstar Retirement Manager and Advice by Ibbotson platforms, we charge asset-based fees, which are deducted from participant portfolios before calculating net total returns. The specific management fees vary depending on the level of service provided.

Hedge Fund Database

12.       Does the Company plan on putting star ratings on the [hedge] funds eventually, or is this [hedge fund analyst reports] the final product to be rolled out to the universe? How many of the 6,000 funds you track will you be producing these reports on? And how many [do you report on] now?

At this point, we’ve published reports on about two dozen hedge funds. These reports are available through Morningstar Direct. Over time, we plan to cover more funds than that, although we haven’t determined a target number at this point. We don’t plan to publish reports on the entire 6,000 fund universe. We’re evaluating the possibility of providing a star rating for hedge funds, but we don’t have any definitive plans or a timetable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORNINGSTAR, INC.

Date: October 6, 2006	By:	/s/ Martha Dustin Boudos
	Name:	Martha Dustin Boudos
	Title:	Chief Financial Officer